UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 29, 2009

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400

Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of June 30, 2009, Richard A. Manoogian is retiring from his position as Executive Chairman, but will continue as Chairman of the Company’s Board of Directors. In addition to chairing the Board of Directors, Mr. Manoogian will continue to be involved with corporate strategy and other Company business matters as well as external activities and relations, including those with business, government and community leaders.
     Mr. Manoogian’s compensation as a continuing non-employee Director will be the same as the compensation of other non-employee Directors, and he will receive a cash retainer for his services as Chairman at an annual rate of $350,000. The Company will continue to provide business and personal support arrangements substantially comparable to the arrangements described in the Company’s Proxy Statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

June 30, 2009